                                                                   EXHIBIT 10.45


                           INDUSTRIAL BUILDING LEASE

                                    BETWEEN


                   COPPELL COMMERCE CENTER, LTD. ("LANDLORD")


                                      AND


       HNC INSURANCE SOLUTIONS, INC., A CALIFORNIA CORPORATION ("TENANT")


                        DATE OF LEASE: DECEMBER 13, 2000


                       BUILDING: COPPELL COMMERCE CENTER

                               TABLE OF CONTENTS

 1.  DEFINITIONS...............................................................1

 2.  LEASE GRANT...............................................................3

 3.  ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION................................3

 4.  USE.......................................................................4

 5.  BASE RENTAL...............................................................5

 6.  SECURITY DEPOSIT..........................................................5

 7.  SERVICES TO BE FURNISHED BY LANDLORD......................................6

 8.  LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY..................................6

 9.  SIGNAGE...................................................................7

10.  REPAIRS AND ALTERATIONS BY TENANT.........................................7

11.  USE OF ELECTRICAL SERVICES BY TENANT......................................8

12.  ENTRY BY LANDLORD.........................................................9

13.  ASSIGNMENT AND SUBLETTING.................................................9

14.  MECHANIC'S LIENS.........................................................10

15.  INSURANCE................................................................10

16.  INDEMNITY................................................................11

17.  DAMAGES FROM CERTAIN CAUSES..............................................12

18.  CASUALTY DAMAGE..........................................................12

19.  CONDEMNATION.............................................................12

20.  HAZARDOUS SUBSTANCES.....................................................13

21.  AMERICANS WITH DISABILITIES ACT..........................................14

22.  EVENTS OF DEFAULT........................................................14

23.  REMEDIES.................................................................15

24.  NO WAIVER................................................................18

25.  PEACEFUL ENJOYMENT.......................................................18

26.  SUBSTITUTION.............................................................18

27.  HOLDING OVER.............................................................18

28.  SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE...........................18

29.  NOTICE...................................................................19

30.  LANDLORD'S LIEN..........................................................19

31.  SURRENDER OF PREMISES....................................................19

32.  RIGHTS RESERVED TO LANDLORD..............................................19

33.  MISCELLANEOUS............................................................20


34. ENTIRE AGREEMENT....................................................22

35. LIMITATION OF LIABILITY.............................................22

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT A-1-LEGAL DESCRIPTION OF LAND

EXHIBIT B-RULES AND REGULATIONS

EXHIBIT C-PAYMENT OF BASIC COSTS

EXHIBIT D-WORK LETTER

EXHIBIT E-ADDITIONAL PROVISIONS

EXHIBIT F-COMMENCEMENT LETTER

EXHIBIT G-GUARANTY OF LEASE

                      INDUSTRIAL BUILDING LEASE AGREEMENT

This Industrial Building Lease Agreement (THE "LEASE"), made and entered into as of the 13th day of December, 2000, between Coppell Commerce Center Ltd., a Texas limited partnership ("LANDLORD") and HNC Insurance Solutions, Inc., a California corporation ("TENANT").

                                  W I T N E S S E T H:

1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

     A. "BUILDING" shall mean the industrial building at 1221 S. Beltline Road, County of Dallas, State of Texas, currently known as Coppell Commerce Center, and located on the land described in EXHIBIT A-1.

     B. "BASE RENT": Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this
     Section 1.B., "LEASE YEAR" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date.

                                                                       MONTHLY INSTALLMENTS
          PERIOD                         ANNUAL BASE RENT                 OF BASE RENT
     FIRST LEASE YEAR                      $174,240.00                     $14,520.00
     SECOND LEASE YEAR                     $174,240.00                     $14,520.00
     THIRD LEASE YEAR                      $174,240.00                     $14,520.00
     FOURTH LEASE YEAR                     $174,240.00                     $14,520.00
     FIFTH LEASE YEAR                      $174,240.00                     $14,520.00

     The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

     C. "ADDITIONAL RENT": shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as "Rent."

     D. "BASIC COSTS" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in EXHIBIT C attached hereto. TENANT AGREES TO ESCROW WITH LANDLORD AN AMOUNT EQUAL TO 1/12 OF THE ESTIMATED ANNUAL COSTS OF ITS PROPORTIONATE SHARE OF SUCH BASIC COSTS WITH TENANT'S MONTHLY BASE RENT PAYMENT. LANDLORD CURRENTLY ESTIMATES TENANT'S ANNUAL COST TO BE $2.20 PER SQUARE FOOT.

     E. "SECURITY DEPOSIT" shall mean the sum of Fourteen Thousand Five Hundred Twenty and No/100 Dollars ($14,520.00). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

     F. "COMMENCEMENT DATE", "LEASE TERM" and "TERMINATION DATE" shall have the meanings set forth in subsection 1.F.(1):

        (1) The "LEASE TERM" shall mean a period of sixty (60) months commencing on the earlier to occur (a) MARCH 1, 2001 (the "TARGET COMMENCEMENT DATE") and (b) the date upon which Landlord's Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A. hereof (the earlier to occur of such dates being defined as the "COMMENCEMENT DATE"). THE DATE WHICH IS SIXTY (60) MONTHS AFTER THE COMMENCEMENT DATE (the "TERMINATION DATE") shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection 1.F.(1) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A. hereof.

G. "PREMISES" shall mean the space located within the Building and outlined on EXHIBIT A to this Lease.

H. "APPROXIMATE RENTABLE AREA IN THE PREMISES" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's pro rata share of the square footage of the "Common Areas" and the "Service Areas" (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 14,400 square feet.

I. The "APPROXIMATE RENTABLE AREA IN THE BUILDING" is 105,600 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

J. "TENANT'S PRO RATA SHARE" shall mean 13.6364 percent (13.6364%) which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

K. "PERMITTED USE" shall mean SALES, TRAINING AND ADMINISTRATION, CUSTOMER SERVICE AND SUPPORT, CUSTOMER DATA REVIEW, AND ANY OTHER LEGAL USE INCIDENTAL TO THE FOREGOING WHICH IS CONSISTENT WITH THE CHARACTER OF THE BUILDING and no other use or purpose.

L. Intentionally Omitted.

M. "GUARANTOR" shall mean HNC Software, Inc. and any other party that agrees in writing to guarantee Tenant's obligations under this Lease.

N. "BROKER" shall mean CB Richard Ellis.

O. "BUILDING MANAGER" shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

P. "BUILDING STANDARD", shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

Q. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other industrial buildings in the area where the Building is located.

R. "COMMON AREAS" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

S. "DEFAULT RATE" shall mean the lower of (i) the Prime Rate plus FOUR PERCENT (4%) or (ii) the Maximum Rate.

T. "MAXIMUM RATE" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

U. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

V. "PRIME RATE" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

W. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

X. "SERVICE AREAS" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

Y. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and Landlord, respectively:

     Tenant:

     HNC Insurance Solutions, Inc.
     1221 S. Beltline Road
     Coppell, TX 75019
     Attention: Don Dougherty or
                Service Center Manager
     with a copy to:

     HNC Insurance Solutions, Inc.
     110 Theory
     Irvine, CA 92612
     Attention: Chief Financial Officer

     Landlord:

     Transwestern Commercial Services
     17111 Preston Road, Suite 140
     Dallas, TX 75248
     Attn: Property Manager

     with a copy to:

     Transwestern Investment Company
     150 North Wacker Drive, Suite 800
     Chicago, IL 60606
     Attn: Owner's Representative

     Payments of Rent only shall be made payable to the order of:

     Transwestern Commercial Services

     at the following address:

     P.O. Box 797544
     Dallas, TX 75379-7544

     or such other name and address as Landlord shall, from time to time, designate.

 2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

 3. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

     A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section 1.F.1. above, the Lease Term shall not commence until the earlier to occur of the Target Commencement Date and the date that Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as EXHIBIT D ("LANDLORD'S WORK"); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "DELAY"):

          (1) Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

          (2) Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay. AS OF THE DATE OF THIS LEASE, TO LANDLORD'S KNOWLEDGE, BUILDING STANDARD MATERIALS DO NOT HAVE LONG LEAD TIMES WHICH WOULD BE LIKELY TO CAUSE A DELAY; or

          (3) Changes in any plans and specifications requested by Tenant; or

          (4) The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

          (5) Any request by Tenant that Landlord delay the completion of any of the Landlord's Work; or

     (6) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

     (7) Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord's Work; or

     (8) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

   then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord's Work would have been substantially completed absent any such Delay(s). The Landlord's Work shall be deemed to be substantially completed on the date that Landlord's Work has been performed (or would have been performed absent any Delay(s), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base rent and other sums due hereunder shall be tenant's sole remedy and shall constitute full settlement of all claims that tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "COMMENCEMENT LETTER") on the form attached hereto as EXHIBIT F setting forth the Commencement Date, the termination Date and any other dates that are affected by the adjustment of the Commencement Date. If this Lease requires Landlord to perform Landlord's work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord's Work as reasonably determined by Landlord's architect (the "PUNCHLIST ITEMS"), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment wold cause Landlord to be in violation of the existing right granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the target Commencement Date, provided that Base Rent and Additional Rent shall not commence until the date that Landlord's Work has been substantially completed (or would have been substantially completed absent any Delays).

   B. Subject to Paragraph 21 below, by taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. LANDLORD COVENANTS THAT THE HVAC AND MECHANICAL, ELECTRICAL AND PLUMBING SYSTEM AND EQUIPMENT SERVICING THE PREMISES WILL BE DELIVERED IN GOOD WORKING CONDITION.

   C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by tenant. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to Section 1.F.(1), the Commencement Date and Termination Date shall be determined as provided in section 3.A. above.

   D. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rent and Additional Rent to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

4. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's sole judgement, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY SUCH RULES AND REGULATIONS MATERIALLY AND ADVERSELY CHANGE ANY PROVISION OF THIS LEASE, and shall be sent by Landlord to Tenant in writing.

5. BASE RENT.

     A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "RENT." In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

     C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT C attached hereto and incorporated herein for all purposes.

6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any DEFAULT BEYOND ANY APPLICABLE CURE AND NOTICE PERIODS, default to Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. IF TENANT IS NOT IN DEFAULT AT THE TERMINATION OF THIS LEASE, LANDLORD SHALL RETURN ANY UNAPPLIED BALANCE OF THE SECURITY DEPOSIT TO TENANT WITHIN FORTY FIVE (45) DAY(S) AFTER TENANT SURRENDERS THE PREMISES TO LANDLORD IN ACCORDANCE WITH THE TERMS OF THIS LEASE. IN ADDITION TO ANY OTHER DEDUCTIONS LANDLORD IS ENTITLED TO MAKE PURSUANT TO THE TERMS HEREOF, LANDLORD SHALL HAVE THE RIGHT TO MAKE GOOD FAITH ESTIMATE OF ANY UNRECONCILED BASIC COSTS AS OF THE TERMINATION DATE AND TO DEDUCT ANY ANTICIPATED SHORTFALL FROM THE SECURITY DEPOSIT, SUCH ESTIMATE TO BE RECONCILED WHEN THE FINAL BASIC COSTS ARE KNOWN.

If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. SERVICES TO BE FURNISHED BY LANDLORD.

     A.   Landlord agrees to furnish Tenant the following services:

          (1) Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

          (2) Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

          (3) Electricity to the Premises in accordance with and subject to the terms and conditions of Section 11. of this Lease.

          (4) GAS TO THE PREMISES IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF SECTION D BELOW.

     B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

     C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE 7, IF: (i) LANDLORD CEASES TO FURNISH ANY SERVICE IN THE BUILDING FOR A PERIOD IN EXCESS OF FIVE (5) CONSECUTIVE DAYS AFTER TENANT NOTIFIES LANDLORD OF SUCH CESSATION (THE "INTERRUPTION NOTICE"); (ii) SUCH CESSATION DOES NOT ARISE AS A RESULT OF AN ACT OR OMISSION OF TENANT; (iii) SUCH CESSATION IS NOT CAUSED BY A FIRE OR OTHER CASUALTY (IN WHICH CASE ARTICLE 19 SHALL CONTROL); (iv) THE RESTORATION OF SUCH SERVICE IS REASONABLY WITHIN THE CONTROL OF LANDLORD; AND (v) AS A RESULT OF SUCH CESSATION, THE PREMISES OR A MATERIAL PORTION THEREOF, IS RENDERED UNTENANTABLE (MEANING THAT TENANT IS UNABLE TO USE THE PREMISES IN THE NORMAL COURSE OF ITS BUSINESS) AND TENANT IN FACT CEASES TO USE THE PREMISES, OR MATERIAL PORTION THEREOF, THEN TENANT, AS ITS SOLE REMEDY SHALL BE ENTITLED TO RECEIVE AN ABATEMENT OF BASE RENT PAYABLE HEREUNDER DURING THE PERIOD BEGINNING ON THE SIXTH (6TH) CONSECUTIVE DAY OF SUCH CESSATION AND ENDING ON THE DAY WHEN THE SERVICE IN QUESTION HAS BEEN RESTORED. IN THE EVENT THE ENTIRE PREMISES HAS NOT BEEN RENDERED UNTENANTABLE BY THE CESSATION IN SERVICE, THE AMOUNT OF ABATEMENT THAT TENANT IS ENTITLED TO RECEIVE SHALL BE PRORATED BASED UPON THE PERCENTAGE OF THE PREMISES SO RENDERED UNTENANTABLE AND NOT USED BY TENANT.

     D. LANDLORD SHALL PROVIDE GAS SERVICE TO THE BUILDING IN A LOCATION AS DETERMINED BY THE LANDLORD, GAS PROVIDER AND GOVERNING AUTHORITIES. DISTRIBUTION AND RELATED WORK SHALL BE PERFORMED BY TENANT IN ACCORDANCE WITH THE TERMS OF THIS LEASE. TENANT SHALL ARRANGE FOR AND PAY FOR ALL CHARGES FOR GAS USED OR SUPPLIED UPON OR IN CONNECTION WITH THE PREMISES AND SHALL BE RESPONSIBLE FOR ARRANGING FOR THE CONNECTION AND INSTALLATION OF ALL METERS IN CONNECTION THEREWITH. TENANT SHALL PROMPTLY PAY ALL BILLS FOR SAID UTILITIES AND THE COST OF INSTALLING METERS OR SUBMETERS. IN THE EVENT THAT ANY UTILITIES ARE FURNISHED TO THE PREMISES BY LANDLORD, WHETHER SUB-METERED OR OTHERWISE, THEN IN THAT EVENT, TENANT SHALL PAY LANDLORD FOR SUCH UTILITIES.

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord. NOTWITHSTANDING THE FOREGOING, TENANT MAY REQUEST IN WRITING AT THE TIME IT SUBMITS ITS PLANS AND SPECIFICATIONS FOR AN ALTERATION, ADDITION OR IMPROVEMENT, THAT LANDLORD ADVISE TENANT WHETHER LANDLORD WILL REQUIRE TENANT TO REMOVE, AT THE TERMINATION OF THIS LEASE OR THE TERMINATION OF TENANT'S RIGHT TO POSSESSION HEREUNDER, SUCH ALTERATION, ADDITION OR IMPROVEMENT, OR ANY PARTICULAR PORTION THEREOF; AND LANDLORD SHALL ADVISE TENANT WITHIN TWENTY (20) DAYS AFTER RECEIPT OF TENANT'S REQUEST AS TO WHETHER LANDLORD WILL REQUIRE REMOVAL OF SUCH ALTERATION, ADDITION OR IMPROVEMENT.

9. SIGNAGE. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

10. REPAIRS AND ALTERATIONS BY TENANT.

    A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear expected. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operations of Tenant's Property (as defined in Section 8. above), (3) the moving of Tenant's Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. Tenant shall be responsible for repair, maintenance and replacement, if necessary, of the HVAC system and equipment exclusively serving the Premises. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repairs, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THE HVAC SYSTEM AND EQUIPMENT EXCLUSIVELY SERVING THE PREMISES NEED TO BE REPLACED DURING THE TERM AND SUCH REPLACEMENT IS NOT CAUSED BY THE ACTS, OMISSIONS OR NEGLIGENCE OF TENANT, ITS AGENTS OR EMPLOYEES, THEN THE COST TO REPLACE THE SYSTEM AND EQUIPMENT SHALL BE AMORTIZED ON A STRAIGHT-LINE BASIS OVER THEIR USEFUL LIFE AND TENANT SHALL BE RESPONSIBLE FOR PAYMENT OF THAT PORTION WHICH IS AMORTIZED DURING THE REMAINING BALANCE OF THE TERM.

    B. PROVIDED THE REPAIRS, ADDITIONS OR ALTERATIONS ARE LESS THAN $5,000.00 AND ARE NON-STRUCTURAL, NON-ELECTRICAL, NOT VISIBLE FROM THE EXTERIOR OF THE BUILDING, AND DO NOT ADVERSELY AFFECT THE VALUE OF THE BUILDING, TENANT SHALL ONLY HAVE TO PROVIDE NOTICE TO LANDLORD. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may REASONABLY elect. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15. hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quantity. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-build" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building.
     In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to FIVE PERCENT (5%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

11.  USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Rent within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utilities company(ies). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE 7, IF: (i) LANDLORD CEASES TO FURNISH ANY SERVICE IN THE BUILDING FOR A PERIOD IN EXCESS OF FIVE (5) CONSECUTIVE DAYS AFTER TENANT NOTIFIES LANDLORD OF SUCH CESSATION (THE "INTERRUPTION NOTICE"); (ii) SUCH CESSATION DOES NOT ARISE AS A RESULT OF AN ACT OR OMISSION OF TENANT; (iii) SUCH CESSATION IS NOT CAUSED BY A FIRE OR OTHER CASUALTY (IN WHICH CASE ARTICLE 19 SHALL CONTROL); (iv) THE RESTORATION OF SUCH SERVICE IS REASONABLY WITHIN THE CONTROL OF LANDLORD; AND (v) AS A RESULT OF SUCH CESSATION, THE PREMISES OR A MATERIAL PORTION THEREOF, IS RENDERED UNTENANTABLE (MEANING THAT TENANT IS UNABLE TO USE THE PREMISES IN THE NORMAL COURSE OF ITS BUSINESS) AND TENANT IN FACT CEASES TO USE THE PREMISES, OR MATERIAL PORTION THEREOF, THEN TENANT, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RECEIVE AN ABATEMENT OF BASE RENT PAYABLE HEREUNDER DURING THE PERIOD BEGINNING ON THE SIXTH (6TH) CONSECUTIVE DAY OF SUCH CESSATION AND ENDING ON THE DAY WHEN THE SERVICE IN QUESTION HAS BEEN RESTORED. IN THE EVENT THE ENTIRE PREMISES HAS NOT BEEN RENDERED UNTENANTABLE BY THE CESSATION IN SERVICE, THE AMOUNT OF ABATEMENT THAT TENANT IS ENTITLED TO RECEIVE SHALL BE PRORATED BASED UPON THE PERCENTAGE OF THE PREMISES SO RENDERED UNTENANTABLE AND NOT USED BY TENANT.

     Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     B. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

12. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last (9) nine months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant's premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13.  ASSIGNMENT AND SUBLETTING.

     A. Except in connection with a Permitted Transfer (defined in Section
     13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld CONDITIONED OR DELAYED. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; or (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). IN NO EVENT SHALL ANY TRANSFER OR PERMITTED TRANSFER RELEASE OR RELIEVE TENANT FROM ANY OBLIGATION UNDER THIS LEASE OR ANY LIABILITY HEREUNDER.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other information as Landlord may reasonably request. Landlord shall within TWENTY (20) DAYS after Landlord's receipt of the required information and documentation either:
     (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such thirty (30) days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have refused to consent to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of FIVE HUNDRED ($500.00) for Landlord's review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such requested Transfer or Permitted Transfer.

     C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord (NET OF TENANT'S REASONABLE OUT-OF-POCKET MARKETING, BROKERAGE, AND BUILD-OUT CONCESSIONS GRANTED TO THE SUBTENANT WHICH ARE ASSOCIATED WITH PROCURING SUCH SUBTENANT HEREUNDER) for the portion of the Premises and Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. If Tenant is in Monetary Default (defined in Section 22. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

     E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) Tenant is not in default BEYOND ANY

     APPLICABLE CURE AND NOTICE PERIODS under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which would be reasonably acceptable to Landlord if such entity were entering into a new lease with Landlord for the Premises as evidenced to Landlord's reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

     F. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant's sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or
(b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22. hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. INSURANCE.

     A. Landlord shall maintain such insurance on the Building and the Premises (other than on Tenant's Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

     B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant's Property located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, and (ii) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "personal injury" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant's taking possession of the Premises, Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

     C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or A-in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord's lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty
     (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises. Notwithstanding the foregoing, the foregoing "per location" limit shall be waived as long as Tenant maintains commercial general or umbrella/excess liability insurance coverage limits of $25,000,000 or greater.

     D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.


     E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors, or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.


16. INDEMNITY. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents ("INDEMNITEES"), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any place, including the Property or the Building to the extent caused, in whole or in part by Tenant, its employees, agents, servants, customers, invitees or licensees and this indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or its employees, agents, servants, customers, invitees or licensees. SUCH INDEMNITY FOR THE BENEFIT OF INDEMNITIEES

SHALL BE ENFORCEABLE EVEN IF INDEMNITEES, OR ANY ONE OR MORE OF THEM HAVE OR
HAS CAUSED OR PARTICIPATED IN CAUSING SUCH LIABILITY AND CLAIMS BY THEIR JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease. THE FOREGOING PROVISIONS OF THIS SECTION SHALL NOT HOWEVER BE DEEMED TO EXCULPATE LANDLORD FROM DAMAGES, COSTS OR LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS (COLLECTIVELY, "LANDLORD'S PARTIES")."

17. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

19. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an industrial building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself. IN ADDITION, TENANT MAY FILE A CLAIM AT ITS SOLE COST AND EXPENSE AND RECEIVE AN AWARD FOR THE TENANT'S PROPERTY, TENANT'S BUSINESS GOODWILL AND REASONABLE RELOCATION EXPENSES, PROVIDED THE FILING OF ANY CLAIM FOR RELOCATION EXPENSES DOES NOT ADVERSELY AFFECT OR DIMINISH THE AWARD WHICH WOULD OTHERWISE HAVE BEEN RECEIVED BY LANDLORD HAD TENANT NOT FILED SUCH A CLAIM AND RECEIVED SUCH AWARD.

20.  HAZARDOUS SUBSTANCES.

     A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "ENVIRONMENTAL POLLUTANTS") other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

     B. Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Property or the Premises or the Leasehold Improvements or personal property located thereon or the presence in or contamination of the Property or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in
     Section 20.A above.

     C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

     D. Tenant shall also immediately notify landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

          (1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

          (2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the premises from any governmental or regulatory agency;

          (3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

          (4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

          (5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

     E. As used herein "Environmental Laws" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

     F. AS OF THE DATE OF THIS LEASE AND TO THE ACTUAL KNOWLEDGE OF HENRY KNAPEK (LANDLORD'S EMPLOYEE WHOSE RESPONSIBILITIES INCLUDE THE MANAGEMENT OR SUPERVISION OF THE MANAGEMENT OF THE BUILDING), LANDLORD HAD NOT RECEIVED ANY WRITTEN NOTICE FROM ANY GOVERNMENTAL ENTITY AND HAVE NO ACTUAL KNOWLEDGE THAT THE PROPERTY OR THE BUILDING IS CURRENTLY IN BREACH OF ANY ENVIRONMENTAL LAWS.

     G. Notwithstanding anything to the contrary contained herein, Tenant shall not have any liability with respect to any hazardous wastes or substances, pollutants or contaminants (i) existing in or on the Premises on the Commencement Date, or (ii) brought into or on the Premises after the Commencement Date by Landlord or Landlord's employees, agents or contractors.

21. AMERICANS WITH DISABILITIES ACT. Landlord agrees to deliver the Premises to Tenant in compliance with the Title III of the ADA (hereinafter defined); provided that the foregoing agreement shall not apply to any (i) cubicles, (ii) furniture and fixtures (including countertops thereon), or (iii) other installations and/or property brought into the Premises by Tenant or on behalf of Tenant or installed by or on behalf of Tenant (other than installations on behalf of Tenant made by Landlord's contractors under Exhibit "D"). In the event of Landlord's failure to deliver the Premises in such condition, Landlord shall take such action as is necessary to bring the Premises in compliance therewith. From and after the Commencement Date, Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26,
1990) ("ADA") applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. LANDLORD SHALL BE RESPONSIBLE FOR COMPLIANCE WITH ADA IN THE COMMON AREAS; PROVIDED HOWEVER, TENANT SHALL BE RESPONSIBLE FOR COMPLIANCE WITH ADA IN THE APPLICABLE COMMON AREAS IN THE EVENT (i) THE CONDUCT OF TENANT'S BUSINESS IS UNIQUE TO THAT OF OTHER TENANTS IN THE BUILDING AND NECESSITATES SPECIAL REQUIREMENTS, OR (ii) TENANT'S IMPROVEMENTS IN THE PREMISES THEREBY NECESSITATE COMPLIANCE WITH ADA IN THE COMMON AREAS. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant's operations and/or occupancy, including the alleged negligence of the Landlord. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of the ADA. Any such provision shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance.

22.  EVENTS OF DEFAULT.

     A. The following events shall be deemed to be "EVENTS OF DEFAULT" under this Lease:

        (1) With respect to the first two (2) failures within any twelve (12) month period during the Lease Term, the failure of Tenant to pay to Landlord when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease and the continuance of such failure for five (5) Business Days after receipt of written notice from Landlord that such amount was not paid when due. With respect to any other payment of Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease, the failure of Tenant to pay Landlord such amount WITHIN FIVE (5) DAYS WHEN DUE (hereinafter sometimes referred to as a "MONETARY DEFAULT").

        (2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within ninety (90) days after notice.

        (3) Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in
               Section 13, (b) mechanic's liens set forth in Section 14, or (c) insurance set forth in Section 15.

        (4) Tenant or any Guarantor shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

     (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

     (6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

     (7) Tenant shall abandon or vacate any substantial portion of the Premises. UNLESS TENANT CONTINUES TO PAY RENT AND PERFORM IT'S OTHER OBLIGATIONS UNDER THE LEASE.

     (8) Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof.

     (9) The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

23. REMEDIES.

  A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

     (1) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

     (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

     (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

     (4) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersedes the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.

B. If Landlord exercises either of the remedies provided in Sections 23.A.(2) or 23.A.(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and

Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's pat to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

D. If this Lease is terminated by Landlord pursuant to Section 23.A.(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria:

     (1) Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

     (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available;

   (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

   (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

          (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

          (ii)  adversely affect the reputation of the Building; or

          (iii) be incompatible with the operation of the Building as an industrial building;

   (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

   (6) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:


          (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

          (ii) Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

24. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

26. SUBSTITUTION. Landlord at its sole discretion shall be entitled to cause Tenant to relocate from the Premises to a comparably-sized space, of comparable design and tenant improvements (the "Relocation Space") within the Building or adjacent buildings within the same Property at any time upon sixty (60) days' prior written notice to Tenant if such notice is given prior to the Commencement Date and upon ninety (90) days' prior written notice to Tenant if such notice is given on or after the Commencement Date. The reasonable costs actually incurred in connection with the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord and all other costs, if any, involved with such relocation shall be borne by Tenant. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rent shall be adjusted so that immediately following such relocation the Base Rent for the Relocation Space on a per square foot of Rentable Area basis shall be the same as the Base Rent immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis. Tenant's Pro Rata Share also be adjusted in accordance with the formula set forth in the Lease. Notwithstanding the foregoing, from and after the Commencement Date, Landlord shall not be entitled to relocate Tenant more than one (1) time during the initial Lease Term. Therefore, if prior to the Commencement Date Landlord notifies Tenant of its election to relocate Tenant, Landlord shall still be entitled to relocate Tenant one additional time during the initial Lease Term.

27. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to ONE AND ONE HALF THE SUM OR (150%) of (a) the greater of then current market rate, or (b) the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant IN THE EVENT THE HOLDOVER CONTINUES FOR MORE THAN THIRTY (30) DAYS.

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the property and Tenant agrees within ten (10) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as

Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed or trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant's Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. NOTWITHSTANDING THE FOREGOING, UPON WRITTEN REQUEST BY TENANT, LANDLORD WILL USE REASONABLE EFFORTS TO OBTAIN A NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT FROM LANDLORD'S THEN CURRENT MORTGAGEE ON SUCH MORTGAGEE'S THEN CURRENT STANDARD FORM OF AGREEMENT WITHIN THIRTY (30) DAYS OF TENANT'S WRITTEN REQUEST. "REASONABLE EFFORTS" OF LANDLORD SHALL NOT REQUIRE LANDLORD TO INCUR ANY COST, EXPENSE OR LIABILITY TO OBTAIN SUCH AGREEMENT, IT BEING AGREED THAT TENANT SHALL BE RESPONSIBLE FOR ANY FEE OR REVIEW COSTS CHARGED BY THE MORTGAGEE. UPON REQUEST OF LANDLORD, TENANT WILL EXECUTE THE MORTGAGEE'S FORM OF NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT AND RETURN THE SAME TO LANDLORD FOR EXECUTION BY THE MORTGAGEE. LANDLORD'S FAILURE TO OBTAIN A NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT FOR TENANT SHALL HAVE NO EFFECT ON THE RIGHTS, OBLIGATIONS AND LIABILITIES OF LANDLORD AND TENANT OR BE CONSIDERED TO BE A DEFAULT BY LANDLORD HEREUNDER.

29. NOTICE. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, RETURN RECEIPT REQUESTED or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Y. of this Lease. When so mailed, the notice shall be deemed to have been given two
(2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in
Section 1.Y. of this Lease may be changed from time to time by giving written notice thereof to the other party.

30. LANDLORD'S LIEN. Intentionally Omitted.

31. SURRENDER OF PREMISES. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expenses, shall be entitled to remove and/or store such Tenant's Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises;
(7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property; (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public part of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 12, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction. TENANT AGREES THAT, AS BETWEEN TENANT AND LANDLORD, LANDLORD HAS THE SOLE AND ABSOLUTE RIGHT TO CONTEST TAXES LEVIED AGAINST THE PREMISES AND THE PROJECT (OTHER THAN TAXES LEVIED DIRECTLY AGAINST TENANT'S PERSONAL PROPERTY WITHIN THE PREMISES). THEREFORE, TENANT, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY AND ALL RIGHTS THAT TENANT MAY HAVE TO RECEIVE FROM LANDLORD A COPY OF NOTICES RECEIVED BY LANDLORD REGARDING THE APPRAISAL OR REAPPRAISAL, FOR TAX PURPOSES, OF ALL OR ANY PORTION OF THE PREMISES OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS SET FORTH IN SECTION 41.413 OF THE TEXAS PROPERTY TAX CODE, AS SUCH MAY BE AMENDED FROM TIME TO TIME). ADDITIONALLY, TENANT, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY ASSIGNS TO LANDLORD ANY AND ALL RIGHTS OF TENANT TO PROTEST OR APPEAL ANY GOVERNMENTAL APPRAISAL OR REAPPRAISALS OF THE VALUE OF ALL OR ANY PORTION OF THE PREMISES OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS SET FORTH IN SECTION 41.413 AND
SECTION 42.015 OF THE TEXAS PROPERTY TAX CODE, AS SUCH MAY BE AMENDED FROM TIME TO TIME). TENANT AGREES WITHOUT RESERVATION THAT IT WILL NOT PROTEST OR APPEAL ANY SUCH APPRAISAL OR REAPPRAISAL BEFORE A GOVERNMENTAL TAXING AUTHORITY WITHOUT THE EXPRESS WRITTEN AUTHORIZATION OF LANDLORD.

33. MISCELLANEOUS

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or enforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "FORCE MAJEURE" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

     F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

H. If there is more than one Tenant, or it the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant;
(2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgages, if required.

M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

O. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

P. Except in the case of an emergency, all repairs performed by Landlord shall be at a time and in a manner so as not to unreasonably interfere with Tenant's normal business operations PROVIDED, HOWEVER, LANDLORD SHALL NOT BE REQUIRED TO PAY OVERTIME IN CONNECTION WITH SUCH WORK AND IF TENANT WANTS SUCH WORK TO BE PERFORMED OUTSIDE NORMAL BUSINESS HOURS, TENANT SHALL BE RESPONSIBLE FOR SUCH EXCESS COSTS. Notwithstanding any provision set forth in the Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of the Building Structure and/or the Building Systems WHERE THERE IS A RISK OF IMMINENT INJURY TO PERSON OR PROPERTY) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to COMMENCE such action within a reasonable period of time, given the circumstances, after the receipt of such notice, AND DILIGENTLY PROCEED TO COMPLETE SAME, then Tenant may proceed to take the required action to ELIMINATE THE RISK OF INJURY upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, OR SUCH ADDITIONAL TIME AS ANY BE REASONABLE UNDER THE CIRCUMSTANCES, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used by Landlord in the Building for work on such Building Structure or Building Systems unless such contractors are unwilling or unable to perform, or timely perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30), day after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from BASE Rent payable by Tenant under the Lease, the amount set forth in such invoice NOT TO EXCEED THE SUM OF $10,000.

34. ENTIRE AGREEMENT. This Lease, including the following Exhibits:

Exhibit A -- Outline and Location of Premises
Exhibit B -- Rules and Regulations
Exhibit C -- Payment of Basic Costs
Exhibit D -- Work Letter
Exhibit E -- Additional Provisions (if required)
Exhibit F -- Commencement Letter (Sample)
Exhibit G -- Guaranty of Lease

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

35. LIMITATION OF LIABILITY EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT TENANT'S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD.

                            Execution Page to Follow

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST                         LANDLORD:

                                       Coppell Commerce Center, Ltd.,
                                       a Texas limited partnership

                                       By:  Transwestern Beltline, L.P.
                                            a Delaware limited partnership, a
                                            general partner

                                       By:  Transwestern Beltline GP I, L.L.C.,
                                            a Delaware limited liability
                                            company, its general partner


By: /s/ Jeanine M. Valdez                    By: /s/ Randal S. Bessolo
   --------------------------------             ------------------------------
Name: Jeanine M. Valdez                      Name: Randal S. Bessolo
     ------------------------------             ------------------------------
Title: Administrative Associate              Title: Managing Director
      -----------------------------                ---------------------------



WITNESS/ATTEST                         TENANT:

                                       HNC Insurance Solutions, Inc., a
                                       California corporation



By: /s/ Kristine Westbury                    By: /s/ John Falliars
   --------------------------------             ------------------------------
Name: Kristine Westbury                      Name: John Falliars
     ------------------------------             ------------------------------
Title: Manager, Legal Affairs                Title: CFO
      -----------------------------                ---------------------------

                                   EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES


This Exhibit is attached to and made a part of the Lease dated December 13, 2000 by and between Coppell Commerce Center, Ltd. ("Landlord") and HNC Insurance Solutions, Inc., a California corporation ("Tenant") for space in the Building located at Coppell Commerce Center.



                                  [SITE PLAN]

                                  EXHIBIT A-1

                           LEGAL DESCRIPTION OF LAND


BEING a tract of land situated in the Cordelia Bowen Survey, Abstract No. 56, City of Coppell, Dallas County, Texas, and being part of a tract of land described in Deed to Transwestern Beltline, L.P. as recorded in Vol. 98248, Pg. 721, and also being described in Deed to Brazos Beltline Development, Inc. as recorded in Vol. 95248, Pg. 0546, and also being part of "Tract 1" as described by Deed to MCDLF Holding Company, recorded in Volume 90150, Page 1511 of the Deed Records, Dallas County, Texas and being more particularly described as follows:

COMMENCING at a 1/2 inch found iron rod for the intersection of the West line of Beltline Road (a variable width right-of-way) and the North line of Lakeshore Drive (a 90 foot right-of-way at this point), a dedicated street in the Northlake 635 Business Park, an addition to the City of Coppell, Texas according to the plat recorded in Volume 85056, Page 3358, Deed Records, Dallas County,
Texas:

THENCE North 10 degrees 48 minutes 36 seconds West, a distance of 56.09 feet, along said West line of Beltline Road, to a 1/2 inch found iron rod with yellow plastic cap stamped "Halff Assoc., Inc." (hereinafter referred to as "with cap") for a corner;

THENCE North 00 degrees 30 minutes 00 seconds East, continuing along said west line a distance of 495.58 feet to the POINT OF BEGINNING of the herein described tract.

THENCE North 89 degrees 30 minutes 00 seconds West, departing said west line a distance of 1248.15 feet, to a point on said East Line of Lakeshore Drive (a 60 foot right-of-way at this point), said point being on a circular curve to the right having a radius of 320.00 feet, and whose chord bears North 06 degrees 01 minutes 01 seconds West, 72.64 feet;

THENCE along said curve in a Northerly direction along said East line of Lakeshore Drive, through a central angle of 13 degrees 02 minutes 03 seconds an arc distance of 72.80 feet, to a 1/2 inch found iron rod for the point of tangency;

THENCE North 00 degrees 30 minutes 00 seconds East, a distance of 556.13 feet to a 1/2 inch found iron rod with cap for a corner at the intersection of said East line of Lakeshore Drive and a line 5 feet North of and parallel to the North line of a 50 foot Open Channel Drainage Easement, a dedicated easement in said Northlake 635 Business Park;

THENCE South 89 degrees 30 minutes 00 seconds East, departing said East line and along said parallel line, a distance of 629.41 feet to a 1/2 inch found iron rod with plastic cap for the point of curvature of circular curve to the left, having a central angle of 27 degrees 17 minutes 51 seconds and a radius of
470.00 feet;

THENCE with said curve in an easterly direction, continuing along said parallel line, an arc distance of 223.92 feet to a 1/2 inch found iron rod with cap for the point of reverse curvature of a circular curve to the right, having a central angle of 27 degrees 17 minutes 51 seconds and a radius of 530.00 feet;

THENCE with said curve in an Easterly direction, continuing along with said parallel line an arc distance of 252.51 feet to a 1/2 inch found iron rod with cap for the point of tangency;

THENCE South 89 degrees 30 minutes 00 seconds East, continuing along said parallel line a distance 168.37 feet to a 1/2 inch found iron rod with cap for a corner at the intersection of said parallel line and the said West line of Beltline Road, said point bears North 00 degrees 30 minutes 00 seconds East, a distance of 30.00 feet from a 1/2 inch found iron rod with cap at the intersection of the center line of said 50 foot Easement and the said West line of Beltline Road;

THENCE South 00 degrees 30 minutes 00 seconds West, a distance of 739.68 feet, with the said West line of Beltline Road to the POINT OF BEGINNING AND CONTAINING 834,014 square feet or 19.146 acres of land, more or less.



                                     A-1-1

                                   EXHIBIT B

                             RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

 1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors from the exterior of the Building.

 2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

 3. Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

 4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes be returned to Landlord at the expiration or earlier termination of this Lease.

 5. Tenant shall refer all contractors, contractors representatives and installation technicians for Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

 6. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

 7. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

 8. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best effort to prevent the same.

 9. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

10. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

11. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

12. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building.

13. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

14. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time


                                      B-1
     and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord's sole discretion.

15. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from amy public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

16. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

17. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

18. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

20. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as "no smoking" areas and to designate the entire Building and the Property as a "no smoking" area.

                                   EXHIBIT C

                             PAYMENT OF BASIC COSTS

                              (USE FOR NET DEALS)

This Exhibit is attached to and made a part of the Lease dated December 13, 2000 by and between Coppell Commerce Center, Ltd. ("LANDLORD") and HNC Insurance Solutions, Inc., ("TENANT") for space in the Building located at Coppell Commerce Center.

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of Basic Costs. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rent based on the previous years estimate. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment in excess of the equivalent of one (1) month's Base Rent shall, at Landlord's option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month's Base Rent shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Basic Costs are determined for such calendar year.

B. As soon as is practical following the end calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against Additional Base Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C. Basic Costs shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Project including but not limited to, the following:

(1) All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Project, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits. IN THE EVENT ANY COSTS ARE INCURRED WHICH ARE ATTRIBUTABLE, IN PART, TO THE BUILDING AND THE PARCEL OF LAND ON WHICH IT IS LOCATED, AND, IN PART, TO OTHER REAL PROPERTY OWNED OR MANAGED BY LANDLORD OR AN AFFILIATE OF LANDLORD, THEN BASIC COSTS SHALL ONLY INCLUDE THE PORTION THEREOF RELATING TO THE OPERATION, MANAGEMENT AND/OR MAINTENANCE OF THE BUILDING AND THE PARCEL OF LAND ON WHICH IT IS LOCATED, AS REASONABLY DETERMINED BY LANDLORD ON A FAIR AND EQUITABLE BASIS.

(2) All management fees, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3) All Rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4) All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including skylights, plumbing, electrical, and equipment of the Building EXCEPT TO THE EXTENT THAT LANDLORD IS REIMBURSED BY INSURANCE PROCEEDS. Major repair items SHALL be amortized PER GAAP over THE USEFUL LIFE.

 (5) All premiums and deductibles paid by Landlord for fire, flood and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance and other insurance customarily carried from time to time by landlords of comparable industrial buildings or required to be carried by Landlord's mortgagee.

 (6) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible.

 (7) "Taxes", which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Property, but excluding income taxes PROVIDED TENANT'S PRO RATA SHARE OF SAID REDUCTIONS ARE
     PASSED THROUGH TO TENANT FOR ANY PERIOD FOR WHICH TENANT WAS RESPONSIBLE FOR PAYMENT FOR SUCH TAXES. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

 (8) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property, if any.

 (9) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, metal refinishing, pest control and landscaping.

(10) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all Common Areas.

(11) The amortized cost of capital improvements made to the Building or the Property which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized PER GAAP over THE USEFUL LIFE (at Landlord's option), and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(12) Any other charges or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class industrial building, would be construed as an operating expense.


D. Basic Costs shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

 (1) Costs incurred in connection with the original construction of the Property or with any major changes to same, including but no limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

 (2) Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Property or its related facilities; and

 (3) Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST                         LANDLORD:

                                       Coppell Commerce Center, Ltd.,
                                       a Texas limited partnership

                                       By:  Transwestern Beltline, L.P.
                                            a Delaware limited partnership, a
                                            general partner

                                       By:  Transwestern Beltline GP I, L.L.C.,
                                            a Delaware limited liability
                                            company, its general partner


By: /s/ Jeanine M. Valdez                    By: /s/ Randal S. Bessolo
   --------------------------------             ------------------------------
Name: Jeanine M. Valdez                      Name: Randal S. Bessolo
     ------------------------------             ------------------------------
Title: Administrative Associate              Title: Managing Director
      -----------------------------                ---------------------------



WITNESS/ATTEST                         TENANT:

                                       HNC Insurance Solutions, Inc., a
                                       California corporation



By: /s/ Kristine Westbury                    By: /s/ John Falliars
   --------------------------------             ------------------------------
Name: Kristine Westbury                      Name: John Falliars
     ------------------------------             ------------------------------
Title: Manager, Legal Affairs                Title: CFO
      -----------------------------                ---------------------------

                                   EXHIBIT D

                                  WORK LETTER

                 (Landlord completes worth within an Allowance)


This Exhibit is attached to and made a part of the Lease dated December 13, 2000 by and between Coppell Commerce Center, Ltd. ("LANDLORD") and HNC Insurance Solutions, Inc. ("TENANT") for space in the Building located at Coppell Commerce Center.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "LANDLORD'S WORK." Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord's Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord's Work at this time. Accordingly, Landlord and Tenant agree that Landlord's obligation to pay for the cost of Landlord's Work shall be limited to $25.00 per square foot in the Premises (the "MAXIMUM AMOUNT") and that Tenant shall be responsible for the cost of Landlord Work to the extent that it exceeds the Maximum Amount. THE TENANT IMPROVEMENTS SHALL BE COMPETITIVELY BID TO AT LEASE THREE (3) LANDLORD AND TENANT APPROVED GENERAL CONTRACTORS. LANDLORD AND TENANT WILL REVIEW ALL BIDS AND MUTUALLY ACCEPT A QUALIFIED BIDDER WITH WHOM Landlord shall enter into a direct contract for the Landlord Work. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord's Work.

Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord's Work shall be included in the cost of Landlord's Work for purposes of determining if the Maximum Amount is exceeded. The space planning, architectural and mechanical drawings are collectively referred to herein as the "PLANS". TENANT SHALL BE ALLOWED TO ALLOCATE UP TO $1.00 PER SQUARE FOOT OF THE MAXIMUM AMOUNT TOWARDS THE COSTS OF PLANS, TENANT HIRED ARCHITECT AND/OR CONSTRUCTION MANAGEMENT COMPANY, VERIFIABLE THIRD PARTY MOVING COSTS AND TELECOMMUNICATIONS OR DATA CABLING COSTS RELATED TO THE PREMISES.

Tenant shall furnish any requested information and approve or disapprove any preliminary or final layout, drawings, or plans within two (2) Business Days after written request. Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. TENANT AND TENANT'S ARCHITECT shall devote such time in consultation with Landlord and Landlord's engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord's Architect and engineer to complete, and obtain Tenant's written approval of the Plans for the Landlord Work by not later than TWO WEEKS AFTER LEASE EXECUTION (the "PLANS DUE DATE"). In the event that Tenant fails to approve the Plans by the Plans Due Date, Tenant shall be responsible for one (1) day of Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date Tenant approves the Plans.

Prior to commencing any construction of Landlord Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, included but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

In the event Landlord's estimate and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the "EXCESS COSTS"), Tenant shall pay to Landlord such Excess Costs upon demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand to the extent that the cost of performing such revision cause the cost of Landlord Work to exceed the Maximum Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within one (1) Business Day, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs upon demand.

Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work. IF TENANT IS NOT IN DEFAULT BEYOND EXPIRATION OF ANY APPLICABLE NOTICE AND CURE PERIODS, TENANT MAY ELECT TO ACCEPT AN ADDITIONAL SUM NOT TO EXCEED $6.00 PER SQUARE FOOT OF RENTABLE AREA IN THE PREMISES TO BE ADDED TO THE ALLOWANCE UPON THE CONDITION THAT LANDLORD AND TENANT ENTER INTO A LEASE AMENDMENT INCREASING THE BASE RENTAL BY SUCH AMOUNT AS NECESSARY TO AMORTIZE EVENLY SUCH ADDITIONAL ALLOWANCE, TOGETHER WITH INTEREST THEREON AT TWELVE PERCENT (12%) PER ANNUM, OVER THE PORTION OF THE LEASE TERM REMAINING AFTER THE DATE OF SUCH AMENDMENT.

This EXHIBIT D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. LANDLORD WILL NOT CHARGE A CONSTRUCTION SUPERVISION FEE TO TENANT FOR TENANT IMPROVEMENTS.

Notwithstanding anything to the contrary set forth in this Lease, as a result of a failure of the Building shell or the Common Areas of the Property to comply with any applicable law, Landlord cannot obtain any required permits, approvals or certificates, then Landlord shall, at Landlord's sole cost and expense, promptly cause the Building shell or the Common Areas of the Property, as the case may be, to comply with such applicable law or laws to the extent necessary to enable Landlord to obtain such permits, approvals or certificates.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this EXHIBIT D as of the day and year first above written.

WITNESS/ATTEST                         LANDLORD:

                                       Coppell Commerce Center, Ltd.,
                                       a Texas limited partnership

                                       By:  Transwestern Beltline, L.P.
                                            a Delaware limited partnership,
                                            a general partner

                                       By:  Transwestern Beltline GP I, L.L.C.,
                                            a Delaware limited liability
                                            company, its general partner


By: /s/ Jeanine M. Valdez                    By: /s/ Randal S. Bessolo
   --------------------------------             ------------------------------
Name: Jeanine M. Valdez                      Name: Randal S. Bessolo
     ------------------------------             ------------------------------
Title: Administrative Associate              Title: Managing Director
      -----------------------------                ---------------------------



WITNESS/ATTEST                         TENANT:

                                       HNC Insurance Solutions, Inc., a
                                       California corporation



By: /s/ Kristine Westbury                    By: /s/ John Falliars
   --------------------------------             ------------------------------
Name: Kristine Westbury                      Name: John Falliars
     ------------------------------             ------------------------------
Title: Manager, Legal Affairs                Title: CFO
      -----------------------------                ---------------------------

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS

This exhibit is attached to and made a part of the Lease dated December 13, 2000 by and between Coppell Commerce Center, Ltd. ("LANDLORD") and HNC Insurance Solutions, Inc., a California corporation ("TENANT") for space in the Building located at Coppell Commerce Center.

1. RENEWAL OPTION

     A. Tenant shall have the right to extend the Lease Term for one additional period of five (5) years (the "RENEWAL OPTION") commencing on the day following the Termination Date of the initial Lease Term.

          1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than NINE (9) full calendar months prior to the expiration of the initial Lease Term and not more than twelve (12) full calendar months prior to the expiration of the initial Lease Term; and

          2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

          3. EXCEPT AS PROVIDED FOR IN SECTION 13 E OF SAID LEASE, no part of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

          4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal notice; and

          5. Tenant executes and returns the Renewal Amendment (hereinafter defined) within fifteen (15) days after its submission to Tenant.

     B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

     C. Tenant shall pay Additional Rent (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with Article 5. of the Lease.

     D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable PREVAILING MARKET BASE RENTAL rate for the Premises for the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable PREVAILING MARKET rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's Exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice") or (iii) GIVE LANDLORD WRITTEN NOTICE THAT TENANT ELECTS TO HAVE THE PREVAILING MARKET RATE DETERMINED PURSUANT TO THIS SECTION AND SET FORTH TENANT'S DETERMINATION OF THE PREVAILING MARKET RATE (THE "ARBITRATION NOTICE"). If Tenant fails to provide Landlord with either a Binding Notice, Rejection NOTICE OR ARBITRATION Notice within such fifteen (15)-day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market RATE for the Premises during the Renewal Term AND IN THE EVENT THE PARTIES REACH agreement, Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a REJECTION Notice, Tenant's Renewal Option shall be null and void and of no force and effect. IF TENANT PROVIDES LANDLORD WITH AN ARBITRATION NOTICE, SUCH DISPUTE SHALL BE DETERMINED BY A SINGLE ARBITRATOR APPOINTED IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION REAL ESTATE VALUATION ARBITRATION PROCEEDING RULES. THE ARBITRATOR SHALL BE IMPARTIAL AND SHALL HAVE NOT LESS THAN 10 YEARS' EXPERIENCE IN THE CITY OF DALLAS IN A CALLING RELATED TO THE LEASING OF COMMERCIAL SPACE IN BUILDINGS COMPARABLE TO THE BUILDING, AND THE FEES OF THE ARBITRATOR SHALL BE SHARED EQUALLY BY LANDLORD AND TENANT. WITHIN 15 DAYS FOLLOWING THE APPOINTMENT OF THE ARBITRATOR, LANDLORD AND TENANT SHALL ATTEND A HEARING BEFORE THE ARBITRATOR AT WHICH EACH PARTY SHALL SUBMIT A REPORT SETTING FORTH ITS DETERMINATION OF THE PREVAILING MARKET RATE FOR THE SPACE AND TERM IN QUESTION, TOGETHER WITH SUCH INFORMATION ON COMPARABLE RENTALS AND SUCH OTHER EVIDENCE AS SUCH PARTY SHALL DEEM RELEVANT. THE ARBITRATOR SHALL, WITHIN 30 DAYS FOLLOWING SUCH HEARING AND SUBMISSION OF EVIDENCE, RENDER HIS OR HER DECISION BY SELECTING THE DETERMINATION OF PREVAILING MARKET RATE SUBMITTED BY EITHER LANDLORD OR TENANT WHICH, IN THE JUDGMENT OF THE ARBITRATOR, MOST

NEARLY REFLECTS THE PREVAILING MARKET RATE FOR THE SPACE AND TERM IN QUESTION. THE ARBITRATOR SHALL HAVE NO POWER OR AUTHORITY TO SELECT ANY PREVAILING MARKET RENT OTHER THAN A PREVAILING MARKET RENT SUBMITTED BY LANDLORD OR TENANT, THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LANDLORD AND TENANT AND THE PARTIES SHALL ENTER INTO THE RENEWAL AMENDMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREOF. EACH PARTY SHALL PAY THE FEES AND EXPENSES OF ITS COUNSEL AND WITNESSES AND SHALL SHARE EQUALLY THE FEES OF THE ARBITRATOR.

     E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

          2. executed by Tenant and returned to Landlord in accordance with paragraph A.5 above.

An otherwise valid exercise of the Renewal Option shall, at Landlord's Option, be fully effective whether or not the Renewal Amendment is executed.

     F. For purpose hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the DFW Airport submarket. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The Prevailing Market rate determined in accordance with this paragraph shall reflect any adjustment necessary at the time of such determination to account for any anticipated adjustment in the Prevailing Market rate at the time such rate shall become effective under this Lease.

     G. Notwithstanding anything to the contrary set fort above, Tenant's renewal option shall be subject and subordinate to the right of any tenant in the Project leasing more space in the Project than Tenant on the date Tenant delivers its notice to renew to elect to lease the Premises upon the expiration of the initial Lease Term of Tenant's lease. Landlord agrees to notify Tenant within 60 days after receipt of Tenant's notice to renew the Lease whether another tenant in the Project leasing more space in the Project than Tenant desires to lease such space, and in the event another tenant does elect to lease such space, Tenant's right to renew the Lease shall terminate. During such 60 day period, Landlord and Tenant shall proceed to determine the Prevailing Market rate as set forth in Section D above.

2. PARKING ALLOCATION

     Tenant shall have access to non-exclusive free surface parking at a ratio of five parking spaces for every 1,000 square feet leased in the Premises. In the event Tenant exceeds this amount of allocated parking, it shall be deemed an event of default.

3. RIGHT OF FIRST REFUSAL

     Subject to this rights in existence on the date of this Lease and provided that no event of default has ever occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) IN THE EVENT TENANT RENEWS THIS LEASE, SHALL HAVE THE RIGHT DURING the initial twelve (12) months of the renewal term, WHICH RIGHT SHALL BE SUBORDINATE TO THE RIGHTS OF ANY OTHER TENANT TO SUCH SPACE, subject to the terms and conditions set forth below, to lease the vacant space (if such space is available) CONTAINING 5,000 square feet on the first floor of the Building immediately adjacent and to the east of the Premises (the "Right of First Refusal Space") before it is leased to any third party.

     In the event any third party expresses interest in leasing all or any portion of the Right of First Refusal Space during the period specified above ("Third Party Interest"), Landlord shall offer the entire Right of First Refusal Space to Tenant upon the same terms, covenants and conditions as provided in the Lease for the renewed Premises, given that the base rental, the length of lease term, the expense stop, and the tenant improvement allowance shall be the same as the terms included in a bone fide third party offer for the Right of First Refusal Space which are acceptable to Landlord. Except for the tenant allowance contained in the aforementioned offer, tenant shall accept the space "As Is," and Tenant shall have no further rights with respect to the Right of First Refusal Space. If Tenant notifies Landlord in writing of the acceptance of such offer within five (5) BUSINESS days after Landlord has delivered such offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to the Lease for the remainder of the Lease Term and any renewal thereof, if applicable and containing other appropriate terms and conditions relating to the addition of the Right of First Refusal Space to this Lease (including specifically any increase or adjustment of the rent as a result of such addition). In the event that Tenant does not notify Landlord in writing of its acceptance of such offer in such five (5) BUSINESS day period, then Tenant's rights under this paragraph with respect to the Right of First Refusal Space shall terminate and Landlord shall thereafter be able to lease the Right of First Refusal Space or any portion thereof to any third party. Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Refusal Space. The rights of Tenant with respect to the Right of First Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of such rights to any assignee. Nothing herein contained should be construed so as to limit or abridge Landlord's ability to deal with the Right of First Refusal Space or to lease the Right of First Refusal Space to other tenants, Landlord's sole obligation being to offer, and if such offer is accepted, to deliver the Right of First Refusal Space to Tenant in accordance with this provision.

     The Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Right of First Refusal Space to Tenant, but abatement of the Base Rental attributable to the Right of First Refusal Space from the date of Tenant's acceptance of Landlord's offer with respect to the Right of First Refusal Space to the date of actual delivery of the Right of First Refusal Space shall constitute full settlement of all claims that Tenant might have against Landlord by reason of the Right of First Refusal not being delivered upon the date of Tenant's acceptance of Landlord's offer.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

WITNESS/ATTEST                         LANDLORD:

                                       Coppell Commerce Center, Ltd.,
                                       a Texas limited partnership

                                       By:  Transwestern Beltline, L.P.
                                            a Delaware limited partnership, a
                                            general partner

                                       By:  Transwestern Beltline GP I, L.L.C.,
                                            a Delaware limited liability
                                            company, its general partner


By: /s/ Jeanine M. Valdez                    By: /s/ Randal S. Bessolo
   --------------------------------             ------------------------------
Name: Jeanine M. Valdez                      Name: Randal S. Bessolo
     ------------------------------             ------------------------------
Title: Administrative Associate              Title: Managing Director
      -----------------------------                ---------------------------



WITNESS/ATTEST                         TENANT:

                                       HNC Insurance Solutions, Inc., a
                                       California corporation



By: /s/ Kristine Westbury                    By: /s/ John Falliars
   --------------------------------             ------------------------------
Name: Kristine Westbury                      Name: John Falliars
     ------------------------------             ------------------------------
Title: Manager, Legal Affairs                Title: CFO
      -----------------------------                ---------------------------

                                   EXHIBIT F

                              COMMENCEMENT LETTER

Date ____________


Tenant __________
Address _________
_________________

Re: Commencement Letter with respect to that certain Lease dated December 13, 2000 by and between Coppell Commerce Center, Ltd. as Landlord and HNC Insurance Solutions, Inc. a California Corporation as Tenant for an Approximate Rentable Area in the Premises of 14,400 square feet in Building located at 1221 South Beltline Road, Coppell, Texas.

Dear __________:

In accordance with the terms and conditions of the above referenced Lease; Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is ___________________ ;
The Termination Date of the Lease is ____________________ .

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated _____________ .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,


XXXXXXXXX
Property Manager


Agreed and Accepted:


TENANT:

HNC Insurance Solutions, Inc.


By: ________________________________
Name: ______________________________
Title: _____________________________

                                  EXHIBIT "G"

                               GUARANTY OF LEASE

     The following provisions form a part of and constitute the basis for this Guaranty of Lease (herein referred to as the "Guaranty"):

     WHEREAS, a certain Industrial Building Lease Agreement dated as of December 13, 2000 (herein referred to as the "Lease") has been executed by and between Coppell Commerce Center, Ltd, as Landlord (herein referred to as "Landlord", and HNC Insurance Solutions, Inc., a California corporation, as Tenant (herein referred to as "Tenant"), covering certain Premises located at Coppell Commerce Center in Coppell, County of Dallas, State of Texas, as more particularly described in the Lease;

     WHEREAS, as a condition to Landlord's entering into the Lease, Landlord requires the undersigned to guarantee the full performance of all of the obligations of Tenant accruing under the Lease;

     WHEREAS, the undersigned desires to induce Landlord to enter into the Lease with Tenant;

     NOW, THEREFORE, in consideration of the execution of the Lease by Landlord, and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that:

     1. The undersigned unconditionally, absolutely and to the same extent as if the undersigned had signed the Lease as Tenant, assumes all liabilities, obligations and duties of Tenant accruing under the Lease, and guarantees to Landlord and Landlord's successors and assigns the full, prompt and complete performance of each and all of the terms, covenants, conditions and provisions of the Lease to be kept and performed by Tenant or Tenant's successors or assigns, including the payment of all rental and other charges to accrue thereunder and all damages that may arise as a consequence of the nonperformance thereof.

     2. The liability of the undersigned under the Guaranty shall be unconditional and primary, and in relation to any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed from time-to-time solely against the undersigned or jointly against the undersigned and any other person or entity without regard to Tenant's ability to perform and without first commencing any action, exhausting any remedy, obtaining any judgment or proceeding in any way against Tenant or any other person or entity; and suit may be brought and maintained against the undersigned by Landlord to enforce any liability, duty or obligation guaranteed hereby without joinder of Tenant or any other person or entity.

     3. This Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and thereafter until Tenant and Tenant's successors or assigns have fully discharged all of their obligations under the Lease.

     4. From and after an event of default under the Lease which is not cured within applicable notice and cure periods, the undersigned: (a) shall have no right of subrogation or any other right to enforce any remedy against Tenant or Tenant's successors or assigns by reason of any payment or performance thereunder by the undersigned, and (b) shall subordinate any liability or indebtedness of Tenant or Tenant's successors or assigns then or thereafter held by the undersigned to all obligations of Tenant or Tenant's successors or assigns to Landlord under the Lease.

     5. The undersigned agrees that the undersigned's obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced or affected by any limitation of liability or recourse under the Lease or by the occurrence of any one or more of the following events: (a) the taking or accepting of any other security or guaranty in connection with the Lease; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing or purported or believed to exist in connection with the Lease;
(c) the death, insolvency, bankruptcy, disability, dissolution, termination, receivership, reorganization or lack of corporate, partnership or other power of Tenant, the undersigned, or any party at any time liable for payment or performance pursuant to the Lease, whether now existing or hereafter occurring;
(d) any assignment or subletting by Tenant or Tenant's successors or assigns whether or not permitted pursuant to the terms of the Lease or otherwise approved by Landlord, except an assignment whereby the Landlord accepts the performance of the assignee in lieu of Tenant and expressly discharges the Tenant and Guarantor in writing from further liability under the Lease; (e) amendment of the Lease or any renewal, extension, modification or rearrangement of the terms of payment or performance pursuant to the Lease either with or without notice to or consent of the undersigned, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Landlord to Tenant, the undersigned or any other party at any time liable for payment or performance pursuant to the Lease; provided, however, the Guarantor shall not be responsible for any additional liability which may be created pursuant to this subsection 5(e) if an amendment or modification of the Lease is entered into after the date hereof to the extent (i) the term of the Lease is extended beyond its originally scheduled expiration date which expiration date shall be deemed to include any extension or option rights contained in the Lease (it being understood that an amendment of the Lease extending the term thereof shall not be deemed to increase Guarantor's liability to the extent the extended term is contained within the period

                                                                      Initialed:

                                                         -----------------------

                                                         -----------------------
the term would have been extended had such option been exercised) or (ii) increases the size of the Premises (except to the extent such increase is effectuated pursuant to any expansion rights which may be contained in the Lease) which results in an increase in the rent payable under the Lease in excess of 110% of the rent which would otherwise be payable thereunder; (f) any neglect, delay, omission, failure, or refusal of Landlord to take or prosecute any action for the collection or enforcement of the Lease or to foreclose or take or prosecute any action in connection with the Lease; (g) any failure of Landlord to notify the undersigned of any renewal, extension, rearrangement, modification, assignment of the Lease or subletting of the Premises or any part thereof, or of the release of or change in any security or of any other action taken or refrained from being taken by Landlord against Tenant or of any new agreement between Landlord and Tenant, it being understood that Landlord shall not be required to give the undersigned any notice of any kind under any circumstances with respect to or in connection with the Lease; or (h) any payment by Tenant to Landlord being held to constitute a preference under the bankruptcy laws or for any other reason Landlord being required to refund such payment or pay the amount thereof to someone else. Notwithstanding anything contained herein or in the Lease to contrary, Tenant shall have the right to assign the Lease or sublet the Premises to Guarantor upon at least 15 days' prior written notice to (but not the necessity of obtaining consent from) Landlord, with a copy of the appropriate documentation evidencing such sublease or assignment; provided, however, nothing contained herein shall relieve Tenant from its obligations under the Lease in the event of such sublease or assignment.

     Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord's application thereof.

     6. In the event suit or action is brought upon or in connection with the enforcement of this Guaranty, the non-prevailing party shall pay the reasonable attorneys' fees and all other reasonable expenses and court costs incurred by the prevailing party in connection therewith.

     7. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned and shall inure to the benefit of the heirs, legal representatives, successors and assigns of Landlord.

     8. The undersigned represents that the undersigned is the owner of a direct or indirect interest in Tenant and that the undersigned will receive a direct or indirect benefit from the Lease.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the 13th day of December, 2000.


                         GUARANTOR:

                         HNC SOFTWARE, INC., a ____________ corporation




                         By: _________________________________________________

                         Name (print): _______________________________________



STATE OF _______________

COUNTY OF ______________


     This instrument was acknowledged before me on this the _____ day of __________, 2000 by ________________________, the ______________________of HNC
Software, Inc., a _________________ corporation.



                                        ______________________________________
                                        Notary Public in and for
(S E A L)                               The State of__________________________



                                                                    Initialed:

                                                                      ________
                                                                      ________


                                      G-2